EXHIBIT 99.2

For Release	Contact
Thursday, December 14, 2000	Paul R. Streiber
3:30 PM CT	Ascendant Solutions
214.348.7200 ext. 298
ir@ascendantsolutions.com

Ascendant Solutions Announces Sale of Fulfillment Division
to eSpeed Fulfillment

eSpeed Fulfillment Assumes Fulfillment Operations

GARLAND, Texas and DALLAS, Dec. 14 /PRNewswire/ -- Ascendant Solutions, Inc. (Nasdaq: ASDS - news) and eSpeed Fulfillment jointly announced today the sale of the Ascendant Solutions' fulfillment division to Dallas-based eSpeed Fulfillment. Certain terms of the sale call for eSpeed Fulfillment to assume the warehouse facility, retain all fulfillment employees and managers, purchase warehouse-related assets and continue to provide fulfillment management services for Ascendant Solutions' clients. Financial terms of the transaction were not disclosed.

``We are very satisfied that we were able to sell our warehouse operations to eSpeed, accomplishing part of our on-going strategy to focus on providing system solutions to our clients,'' said David E. Bowe, president and CEO of Ascendant Solutions, Inc. ``We reached a mutually beneficial agreement with eSpeed Fulfillment that will provide continuity for our clients and for our employees and that was our goal from the beginning.''

While eSpeed Fulfillment has assumed operation of Ascendant Solutions' former warehouse space in Garland, Texas, Ascendant Solutions will continue to support the warehouse information system requirements of its former fulfillment clients.

Additionally, eSpeed and Ascendant Solutions entered into a three-year Marketing Alliance Agreement for the purposes of marketing their respective services to each other's clients.

``We are very much looking forward to partnering with Ascendant Solutions,'' said Jeffrey B. Zisk, founder, president and CEO of eSpeed Fulfillment. ``Our marketing agreement enables us to cross sell our services, which will be very beneficial to our clients.''

``It is our mission to grow into a leading national company within the fulfillment industry. Acquisitions like this one, which make a positive impact on our business, are a part of our growth strategy,'' Mr. Zisk added. ``Fulfillment can be the Achilles heel for companies who aren't prepared with a sophisticated infrastructure to warehouse, ship and facilitate order and inventory management. eSpeed has that fulfillment expertise and the technologies to efficiently manage its clients' orders and inventory.''

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eSpeed Fulfillment is a privately held fulfillment company providing a total backend order management and logistics solution from the time a client's customer clicks to submit an order, through timely delivery of the product. eSpeed provides a total outsourced solution including order management, inventory fulfillment, merchant services, customer support and more. For more info, call toll free 866.377.3331 or 214.589.2450, fax 214.589.2451, e-mail inquiries@eSpeedFulfillment.com or visit http://www.eSpeedFulfillment.com.

Ascendant Solutions offers comprehensive system solutions for online and traditional merchants, including online and traditional retailers, catalogers and manufacturers. Omnigy, Ascendant Solutions' flagship product, enables companies to focus on their core businesses and is designed to provide their customers with the ``Ultimate Buying Experience(SM).'' The Omnigy platform not only speeds our clients' time to market, but also gives them the ability to outsource and integrate their commerce-related operations, including customer relationship management (CRM), order management, order processing and fulfillment management. For more information about Ascendant Solutions, please visit http://www.ascendantsolutions.com.

This release includes forward-looking statements including statements concerning the warehouse facility. These statements are made under the ``Safe Harbor'' provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, including but not limited to, the following: systems risks and uncertainties, including rapid technological change and those related integration and implementation of our solutions platform; the risks related to the possible inability of our system to connect to and manage a larger number of clients; business conditions in the software industry generally; and such other factors that are more fully detailed in our filings with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended December 31, 1999.

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